News Release
Audiovox Completes its Acquisition of Audio Leader Klipsch

HAUPPAUGE, N.Y., March 2, 2011 /PRNewswire via COMTEX/ --

Audiovox Corporation (Nasdaq: VOXX) announced today that it has completed the acquisition of the global leader in high performance audio solutions, Klipsch Group, Inc. and its worldwide subsidiaries ("Klipsch") for a total purchase price of $166 million, plus related transaction fees and expenses.

The acquisition of Klipsch is expected to be immediately accretive to cash flow and earnings per diluted share ("EPS"). Audiovox anticipates this acquisition will generate approximately $170 million in net sales and $25 million in EBITDA in Fiscal 2012 (March 1, 2011 - February 28, 2012). The Company also anticipates that revenue for the combined companies in Fiscal 2012 (March 1, 2011 - February 28, 2012) will be approximately $730 million, with potential upside for growth based on market conditions and continued execution of strategic growth initiatives.

Patrick Lavelle, President and CEO of Audiovox Corporation stated, "We are very excited to close this acquisition because it not only adds world-class brands with strong distribution, both domestically and abroad, but it also gives us entre into the high-end installation market at both the residential and commercial level. In addition to #1 market positions in the U.S., Klipsch brands are recognized throughout EMEA, the Americas, and the Asia-Pacific region, and we plan to continue expansion into other key international markets." Lavelle continued, "Klipsch R&D capabilities and its quality reputation are second to none, and we intend for that to continue as we welcome the Klipsch team to Audiovox."

Fred Klipsch, Klipsch Group Chairman and CEO, stated, "I too am excited about this acquisition and have no doubt that together we will successfully execute on our growth plans, expand our market positions in both our core areas and new markets, while never losing sight of the brand, the quality and our customers. Klipsch will always be dedicated to providing consumers with the best speaker solutions the industry has to offer, while supporting our worldwide customers at the very highest level. Our team is excited to become part of Audiovox and looks forward to the opportunities ahead."

For over 65 years, Klipsch has led the market through innovation, and today, Klipsch is recognized as the #1 speaker company with leading market positions across all of its primary categories. As a result of this transaction, Klipsch has become a wholly owned subsidiary of Audiovox Corporation and will operate as a stand-alone entity, headquartered in Indianapolis and run by its current management team.

This transaction was financed through a combination of existing Audiovox cash and a new $175 million asset-based revolving credit facility led by Wells Fargo Capital Finance. The combined assets of Audiovox and Klipsch will secure the borrowings under the facility, which will also be used for general corporate purposes.

Wells Fargo Securities, LLC acted as exclusive financial advisor to the Company and Wells Fargo Capital Finance provided the committed debt financing. Houlihan Lokey Howard & Zukin acted as financial advisor to Klipsch and Vantage Point Venture Partners. Barnes & Thornburg LLP served as legal counsel for Klipsch. Duane Morris LLP assisted as legal counsel for Audiovox Corp.

CONFERENCE CALL AND WEBCAST INFORMATION:

The Company will be hosting its conference call on Tuesday, March 8, 2011 at 10:00 a.m. Eastern. Interested parties can participate by visiting www.audiovox.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free number: 866-783-2137; international number: 857-350-1596; pass code: 20569057). For those who will be unable to participate, a replay will be available approximately one hour after the call has been completed and will last for one week thereafter (replay number: 888-286-8010; international replay number: 617-801-6888; pass code: 20721385).

Wells Fargo Securities, LLC acted as exclusive financial advisor to the Company and Wells Fargo Capital Finance, LLC provided the committed debt financing. Houlihan Lokey Howard & Zukin acted as financial advisors to the Klipsch Group and Vantage Point Venture Partners. Barnes & Thornburg LLP served as legal counsel for Klipsch Group. Duane Morris LLP and Levy, Stopol and Camelo assisted as legal counsel for Audiovox Corp.

About Audiovox

Audiovox (NASDAQ: VOXX) is a recognized leader in the marketing of mobile and consumer electronics products and accessories. The Company has a substantial International operation selling products through offices in Europe, Asia, Venezuela and Mexico. In addition, the Company is a supplier of Original Equipment (OE) both domestically and internationally to a significant number of the major vehicle manufacturers in the world.

Among the lines marketed by Audiovox are its mobile entertainment products including rear seat entertainment systems, mobile multimedia systems and satellite radio. Vehicle security, remote start and collision avoidance products round out our mobile electronic lines. Our consumer electronics products include digital camcorders, DVRs and Internet radios. We also supply high-end TV remote controls, wireless speakers, headphones, the leading line of HD indoor/outdoor antennas, connectivity products, and personal sound amplifiers.

You can find Audiovox products in virtually every distribution channel from the world's largest retailers to car dealers to small independents. The Company owns over twenty global brands and markets its products domestically primarily under Audiovox, RCA, Jensen, Acoustic Research, and Advent. Key European brands include Magnat, Mac Audio, Heco, Schweiger and Oehlbach. For additional information, visit our Web site at www.audiovox.com.

About Klipsch Group, Inc.

Founded in 1946 by Paul W. Klipsch, one of America's most celebrated audio pioneers, and then acquired by Fred and Judy Klipsch in 1989, Klipsch has long been a high-end name in speaker design. Today, the brand continues its success as a leading global manufacturer of premium speaker solutions for home, personal and commercial use. From massive professional cinema speakers to tiny headphones, Klipsch remains committed to delivering the most powerful, detailed and emotional sound experiences.

The products sold by Klipsch include home theater systems, floor standing speakers, bookshelf speakers, center speakers, surround speakers and 5.1 systems, subwoofers, headphones, flat panel speakers, architectural speakers, outdoor speakers, iPod/Computer speakers, cinema speakers, business music systems, accessory products and more. For more information, visit www.klipsch.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the accessories business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2010.

Company Contact:
GW Communications
Glenn Wiener, President
Tel: 212-786-6011
Email: gwiener@GWCco.com

SOURCE Audiovox Corporation